Exhibit 99.1

SYNAGEVA BIOPHARMA ANNOUNCES $80 MILLION PROPOSED PUBLIC OFFERING OF COMMON STOCK

LEXINGTON, Mass., January 3, 2013 — Synageva BioPharma Corp. (“Synageva”) (NASDAQ:GEVA), a clinical stage biopharmaceutical company developing therapeutic products for rare disorders, today announced that it has commenced a $80 million underwritten public offering of shares of its common stock. In connection with this offering, Synageva expects to grant to the underwriters a 30-day option to purchase additional shares of common stock, equal to up to 15% of the number of shares of common stock sold in the offering. Morgan Stanley and J.P. Morgan are acting as joint book-running managers in the offering, and Cowen and Company is acting as co-manager in the offering.

The securities described above are being offered by Synageva pursuant to a Form S-3 shelf registration statement (including a base prospectus) previously filed with the Securities and Exchange Commission (“SEC”). Before you invest, you should read the prospectus in the registration statement and related prospectus supplement that Synageva has filed with the SEC for more complete information about Synageva and this offering. The preliminary prospectus supplement is available for free by visiting EDGAR on the SEC’s website located at www.sec.gov. Copies of the preliminary prospectus supplement and accompanying prospectus may also be obtained from the offices of Morgan Stanley & Co. LLC, 180 Varick Street, 2nd Floor, New York, New York 10014, Attn: Prospectus Department, by calling toll-free (866) 718 1649 or by email at prospectus@morganstanley.com, or from the offices of J.P. Morgan Securities LLC via Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling toll-free (866) 803-9204.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Synageva BioPharma Corp.

Synageva is a clinical stage biopharmaceutical company focused on the discovery, development, and anticipated commercialization of therapeutic products for patients with life-threatening rare diseases and unmet medical need. Synageva has several protein therapeutics in its drug development pipeline. The company has assembled a team with a proven record of bringing therapies to patients with rare diseases.

Forward-Looking Statements

This news release contains “forward-looking statements” under the provisions of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by introductory words such as “expects,” “plans,” “intends,” “believes,” “will,” “estimates,” “forecasts,” “projects,” or words of similar meaning and by the fact that they do not relate strictly to historical or current facts. Many factors may cause actual results to differ materially from forward-looking statements, including inaccurate assumptions and a broad variety of risks and uncertainties, some of which are known, including those identified under the heading “Risk Factors” in the Company’s prospectus supplement filed with the Securities and Exchange Commission (the “SEC”) on January 3, 2013, and other filings Synageva periodically makes with the SEC and others of which are not. Synageva cannot be sure when or if it will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials or how quickly patient enrollment in clinical trials will occur. In addition, early clinical results are not necessarily predictive of results that may be achieved from subsequent clinical trials. Because of this, statements regarding the expected timing of clinical trials or ultimate regulatory approval cannot be regarded as actual predictions of when Synageva will obtain regulatory approval for any phase of clinical trials or when it will obtain ultimate regulatory approval by a particular regulatory agency or when any of its drug product candidates might be commercialized. Synageva’s future financial results may differ from those currently anticipated due to a number of factors, including unanticipated costs in its research and development programs, fluctuations in royalty revenues and unplanned costs associated with maintaining and enforcing patents and other patent-related costs. No forward-looking statement is a guarantee of future results or events, and investors should avoid placing undue reliance on such statements. Synageva undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

“Dedicated to Rare Diseases®” is a registered trademark and “Synageva BioPharma™” is a trademark of Synageva BioPharma Corp.

Contact for Synageva:

Matthew Osborne

Tel: (781) 357-9947

matthew.osborne@synageva.com